Series D Cumulative Redeemable
                  Preferred Shares of Beneficial Interest


                           ARTICLES SUPPLEMENTARY


                     SECURITY CAPITAL INDUSTRIAL TRUST





                      ===============================

                Articles Supplementary of Board of Trustees
                  Classifying and Designating a Series of
                 Preferred Shares of Beneficial Interest as
                       Series D Cumulative Redeemable
                Preferred Shares of Beneficial Interest and
                 Fixing Distribution and Other Preferences
                         and Rights of Such Series

                      ================================

                         Dated as of April 8, 1998




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                     SECURITY CAPITAL INDUSTRIAL TRUST


                         ==========================

                Articles Supplementary of Board of Trustees
                  Classifying and Designating a Series of
                 Preferred Shares of Beneficial Interest as
                       Series D Cumulative Redeemable
                Preferred Shares of Beneficial Interest and
                 Fixing Distribution and Other Preferences
                         and Rights of Such Series

                          ==========================

         The undersigned, being all of the Trustees of Security Capital Industrial Trust, a Maryland real estate investment trust (the "Trust"), hereby certify to the State Department of Assessments and Taxation of Maryland pursuant to section 8-203(b) of the Annotated Code of Maryland that:

         FIRST: The Board of Trustees has classified 11,500,000 unissued shares of beneficial interest of the Trust as Series D Cumulative
Redeemable Preferred Shares of Beneficial Interest (the "Series D Preferred Shares").

         SECOND: The following is a description of the Series D Preferred Shares, including the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:


         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series D Preferred Shares") and the number of shares which shall constitute such series shall not be more than 11,500,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Trustees.

         Section 2. Definitions. For purposes of the Series D Preferred Shares, the following terms shall have the meanings indicated:

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D Preferred Shares.




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                  "Business Day" shall mean any day other than a Saturday,
         Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall mean the date specified in the notice to holders required under Section 5(e) as the Call Date.

                  "Common Shares" shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.

                  "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on June 30, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include June 30, 1998, and other than the Dividend Period during which any Series D Preferred Shares shall be redeemed pursuant to Section 5, which shall end on and include the Call Date with respect to the Series D Preferred Shares being redeemed).

                  "Excess Preferred Shares" shall have the meaning set forth in Section 9(a).

                  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Issue Date" shall mean April 13, 1998

                  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Parity Shares" shall have the meaning set forth in
         Section 7(b).




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                  "Person" shall mean any individual, firm, partnership,
         corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Restricted Parties" shall have the meaning set forth in
         Section 8.

                  "Series D Preferred Shares" shall have the meaning set forth in Section 1.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Transfer Agent" means Boston Equiserve, Canton, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series D Preferred Shares.

                  "Voting Preferred Shares" shall have the meaning set forth in Section 8.

         Section 3. Dividends.
                    ----------

                  (a) The holders of Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 7.92% of the liquidation preference per annum (equivalent to $1.98 per share), except as provided in
         Section 3(b). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on June 30, 1998. Each such dividend shall be payable in arrears to the holders of record of Series D Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record



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         on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees.
         Any dividend payment made on Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series D Preferred Shares which remains payable.

                  (b) The holders of Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, a partial dividend for the initial Dividend Period from the Issue Date until June 30, 1998. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series D Preferred Shares shall be computed on the basis of a 360-day year of twelve 30- day months. Holders of Series D Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series D Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

                  (c) So long as any Series D Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series D Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D Preferred Shares and accumulated and unpaid on such Parity Shares.

                  (d) So long as any Series D Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or



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         declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Shares and the current dividend period with respect to such Parity Shares.

                  (e) No distributions on Series D Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section 4. Liquidation Preference.
                    -----------------------

                  (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D Preferred Shares shall be entitled to receive Twenty- Five Dollars ($25.00) per Series D Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series D Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Shares shall not be entitled to share therein.



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         Section 5. Redemption at the Option of the Trust.
                    --------------------------------------

                  (a) Subject to Section 9, the Series D Preferred Shares shall not be redeemable by the Trust prior to the 5th anniversary of the Issue Date. On and after the 5th anniversary of the Issue Date, the Trust, at its option, may redeem the Series D Preferred Shares, in whole at any time or from time to time in part at the option of the Trust, at a redemption price of Twenty-Five Dollars ($25.00) per Series D Preferred Share, plus the amounts indicated in Section 5(b).

                  (b) Upon any redemption of Series D Preferred Shares pursuant to this Section 5, the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares called for redemption.

                  (c) If full cumulative dividends on the Series D Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series D Preferred Shares may not be redeemed under this Section 5 in part and the Trust may not purchase or acquire Series D Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Shares or pursuant to Section 9.

                  (d) The redemption price to be paid upon any redemption of the Series D Preferred Shares (other than any amounts indicated in Section 5(b) and other than a redemption pursuant to Section 9) shall be payable solely out of the sale proceeds of other shares of beneficial interest of the Trust and from no other source.

                  (e) Notice of the redemption of any Series D Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series D Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate:
         (1) the Call Date; (2) the number of Series D Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such



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         shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption),
         (i) except as otherwise provided herein, dividends on the Series D Preferred Shares so called for redemption shall cease to accrue,
         (ii) such shares shall no longer be deemed to be outstanding, and
         (iii) all rights of the holders thereof as holders of Series D Preferred Shares of the Trust shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series D Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series D Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         Section 6. Shares To Be Retired. All Series D Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

         Section 7. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:




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                  (a) prior to the Series D Preferred Shares, as to the
         payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Shares;

                  (b) on a parity with the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Shares, if the holders of such class or series and the Series D Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

                  (c) junior to the Series D Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series D Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

         Section 8. Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series D Preferred Shares and the Voting Preferred Shares, the



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Secretary of the Trust may, and upon the written request of any holder of
Series D Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series D Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional trustees hereunder, the Series D Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries and any of their respective directors, officers or controlling stockholders (together, the "Restricted Parties"), shall be voted in the same respective percentages as the Series D Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

         So long as any Series D Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Trust's Amended and Restated Declaration of Trust, as amended and supplemented, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series D Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of the Trust's Amended and Restated Declaration of Trust or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Trust's Amended and Restated Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series D Preferred Shares, or any shares of any class ranking on a parity with the Series D Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the



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         voting powers, rights or preferences of the holders of Series D
         Preferred Shares, and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 662/3% of the votes entitled to be cast by the holders of the Series D Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

                  (b) A share exchange that affects the Series D Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series D Preferred Share
         (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series D Preferred Share (except for changes that do not materially and adversely affect the holders of the Series D Preferred Shares); or

                   (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series D Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series D Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, such share exchange, consolidation or merger is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Shares at the time outstanding.

         For purposes of the foregoing provisions of this Section 8, each Series D Preferred Share shall have one (1) vote per share, except that when any other series of Voting Preferred Shares shall have the right to vote with the Series D Preferred Shares as a single class on any matter, then the Series D Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

         Section 9. Limitation on Ownership.

                  (a) Limitation. Notwithstanding any other provision of the terms of the Series D Preferred Shares, except as provided in the next sentence and in Section 9(b), no



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         Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series D Preferred Shares. Any Series C Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such shares in excess of 25% will not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series D Preferred Shares, provided that thereafter any additional Series D Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series D Preferred Shares constituting Excess Preferred Shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption (for the purposes of this Section 9, the "redemption date"), the Series D Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series D Preferred Share closing sales price, if the Series D Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series D Preferred Shares are not so listed or reported, shall be the mean between the average per Series D Preferred Share closing bid prices and the average per Series D Preferred Share closing asked prices, in each case during the 30-day period ending on the Business Day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series D Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series D Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Trustees, at any time or times up to, but not later than the earlier of (i) five years after the redemption date, or (ii) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series D Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series D Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this Section

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         9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (b) Exemptions. The limitation on ownership set forth in
         Section 9(a) shall not apply to the acquisition of Series D Preferred Shares by an underwriter in a public offering of Series D Preferred Shares and shall not apply to the ownership of Series D Preferred Shares by a managing underwriter in the initial public offering of Series D Preferred Shares. The Trustees, in their sole and absolute discretion, may exempt from the ownership limitation set forth in Section 9(a) certain designated Series D Preferred Shares owned by a Person (other than any of the Restricted Parties) who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a real estate investment trust would not be jeopardized thereby.

         Section 10. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 11. Sinking Fund. The Series D Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

         THIRD: The Series D Preferred Shares have been classified by the Board of Trustees under the authority contained in Article 2, Section 1, of the Trust's Amended and Restated Declaration of Trust dated December 15, 1993, as amended and supplemented.

         FOURTH: Each undersigned Trustee acknowledges these Articles Supplementary to be the act of the Trust and further, as to all matters or facts required to be verified under oath, each such Trustee acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, these Articles Supplementary have been duly executed by the undersigned Trustees this 8th day of April 1998.


                                    SECURITY CAPITAL INDUSTRIAL TRUST



                                    By:___________________________
                                          K. Dane Brooksher



                                    By:___________________________
                                          Thomas G. Wattles



                                    By:___________________________
                                          Stephen L. Feinberg



                                    By:___________________________
                                          William G. Myers



                                    By:___________________________
                                          John E. Robson



                                    By:___________________________
                                          Donald P. Jacobs



                                    By:___________________________
                                          Irving F. Lyons, III



                                    By:___________________________
                                          John T. Kelley